Exhibit 99.(12)(a)

CONSENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-32704 on Form N-4 of our report dated February 28, 2024, relating to the financial statements and financial highlights of Pacific Select Variable Annuity of Pacific Life Insurance Company comprised of Core Income Class I, Diversified Bond Class I, Floating Rate Income Class I, High Yield Bond Class I, Inflation Managed Class I, Intermediate Bond Class I, Managed Bond Class I, Short Duration Bond Class I, Emerging Markets Debt Class I, Dividend Growth Class I, Equity Index Class I, Focused Growth Class I, Growth Class I, Hedged Equity Class I, Large-Cap Core Class I, Large-Cap Growth Class I, Large-Cap Value Class I, Mid-Cap Equity Class I, Mid-Cap Growth Class I, Mid-Cap Value Class I, Small-Cap Equity Class I, Small-Cap Growth Class I, Small-Cap Index Class I, Small-Cap Value Class I, Value Class I, Value Advantage Class I, Emerging Markets Class I, International Growth Class I, International Large-Cap Class I, International Small-Cap Class I, International Value Class I, Health Sciences Class I, Real Estate Class I, Technology Class I, PSF Avantis Balanced Allocation Class D, Pacific Dynamix - Conservative Growth Class I, Pacific Dynamix - Moderate Growth Class I, Pacific Dynamix - Growth Class I, Portfolio Optimization Conservative Class I, Portfolio Optimization Moderate-Conservative Class I, Portfolio Optimization Moderate Class I, Portfolio Optimization Growth Class I, Portfolio Optimization Aggressive-Growth Class I, Invesco Oppenheimer V.I. International Growth Series II, Invesco® V.I. Balanced-Risk Allocation Series II, Invesco® V.I. Equity and Income Series II, Invesco® V.I. Global Real Estate Series II, Invesco® V.I. Global Series II, American Century VP Mid Cap Value Class II, American Funds IS American High-Income Trust Class 4, American Funds IS Asset Allocation Class 4, American Funds IS Capital Income Builder® Class 4, American Funds IS Capital World Bond Class 4, American Funds IS Capital World Growth and Income Class 4, American Funds IS Global Balanced Class 4, American Funds IS Global Growth Class 4, American Funds IS Global Small Capitalization Class 4, American Funds IS Growth Class 4, American Funds IS Growth-Income Class 4, American Funds IS International Class 4, American Funds IS International Growth and Income Class 4, American Funds IS Managed Risk Asset Allocation Class P2, American Funds IS New World Fund® Class 4, American Funds IS The Bond Fund of America Class 4, American Funds IS U.S. Government Securities Class 4, American Funds IS Washington Mutual Investors Class 4, BlackRock® 60/40 Target Allocation ETF V.I. Class I, BlackRock® Global Allocation V.I. Class III, Delaware Ivy VIP Energy Class II, Fidelity® VIP Contrafund® Service Class 2, Fidelity® VIP FundsManager® 60% Service Class 2, Fidelity® VIP Government Money Market Service Class, Fidelity® VIP Strategic Income Service Class 2, First Trust Dorsey Wright Tactical Core Class I, First Trust Multi Income Allocation Class I, First Trust/Dow Jones Dividend & Income Allocation Class I, Franklin Allocation VIP Class 4, Franklin Income VIP Class 2, Franklin Mutual Global Discovery VIP Class 2, Franklin Rising Dividends VIP Class 2, Templeton Global Bond VIP Class 2, Janus Henderson Balanced Service Shares, Janus Henderson Flexible Bond Service Shares, ClearBridge Variable Aggressive Growth - Class II, Lord Abbett Bond Debenture Class VC, Lord Abbett Total Return Class VC, MFS® Total Return Series - Service Class, MFS® Utilities Series - Service Class, Neuberger Berman U.S. Equity Index PutWrite Strategy Class S, PIMCO All Asset - Advisor Class, PIMCO CommodityRealReturn® Strategy - Advisor Class, PIMCO Income - Advisor Class, State Street Total Return V.I.S. Class 3 and VanEck VIP Global Resources Class S, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 15, 2024

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement No. 033-32704 on Form N-4 of our report dated March 19, 2024 related to the statutory-basis financial statements of Pacific Life Insurance Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 15, 2024